Exhibit 99.1

Remarks of the Executive Chairman and the Chief Executive
for the Annual Meeting of Stockholders
November 6, 2018

EXECUTIVE CHAIRMAN:

News Corp was reborn five years ago, and has grown every year since.

In fiscal 2018, for the first time, we surpassed $1 billion in profitability, thanks to strong revenue and Total Segment EBITDA growth.

That is a tribute to the company's financial discipline and technological innovation, as well as our strategic expansion.

Digital Real Estate Services has emerged as a major driver of revenues and profit.  Thanks to strategic acquisitions around the world, we are now the most global digital property company.

By combining Foxtel and FOX SPORTS Australia, News Corp has created a new Subscription Video Services segment.  Our ability to broadcast and stream popular rugby, Australian rules football and cricket to millions of fans will help us to attract subscribers and advertisers.

Our Book Publishing segment had another very strong year – in print, ebooks and the increasingly popular audio format.  Our acquisition of Harlequin four years ago continues to yield dividends as HarperCollins expands its presence in many languages and countries.

In News and Information Services, while facing ongoing challenges from industry-wide print advertising declines, we are successfully transitioning to the digital age, with both digital advertising and subscriptions on the rise in the U.S., U.K. and Australia.  We have also capitalized on the public's growing appetite for quality journalism, especially at a time when so much false information proliferates through social media.  Some of the most popular and trusted mastheads in the world are in our portfolio.

To ensure continued progress, we exercise strict financial discipline across the board.  We put an emphasis on subscriptions to reduce our reliance on advertising.  We constantly innovate, through acquisition of digital start-ups and technological transformation of historic brands.

I thank all of our employees, readers and audiences, advertisers and investors for helping us deliver another successful year, and we look forward to even greater progress in the years ahead.

CHIEF EXECUTIVE:

In these challenging times for some media companies, it is significant that during fiscal 2018 News Corp saw growth in revenues and Total Segment EBITDA across its businesses.  In toto, revenues rose 11% to $9 billion and EBITDA increased by 21% to $1.1 billion.

When the new News Corp was launched five years ago, we promised to be increasingly digital and global.  It was also crucial for our shareholders that we become more than the sum of our parts.  While there is much more to accomplish, closer integration among our companies is helping us to realize our potential and the composition of our revenue mix has changed profoundly.

These are not just contrived concepts, but measurable outcomes, and our full-year numbers provide hard evidence of the company's evolution. This past year, as a result of the combination of Foxtel and FOX SPORTS Australia and muscular performances at Book Publishing and Digital Real Estate Services, the new News Corp crossed the billion dollar threshold in profitability for the first time.

The international debate led by News Corp on digital provenance has intensified with Google, YouTube and Facebook under compounding pressure to purge piracy and share the permissioned data generated by our journalism. These companies are conscious that past abusive practices will be untenable, if not illegal, in the future.  We are monitoring e-evolution closely, and are reassured that the dominant algorithms are under increasing scrutiny across the globe.

One notable development over the past year is the combination of Foxtel and FOX SPORTS Australia. We now control the combined company and with a new leadership team at the helm, the business conspicuously increases the share of subscription revenues in our total revenue composition.

At the time of our separation, almost half of News Corp's revenues came from advertising; today, in the fourth quarter of fiscal 2018, subscription and other non-advertising revenues exceeded 70%, giving News Corp a healthy foundation for growth and for a deeper relationship with customers.

In News and Information Services, we were able to offset print advertising declines through expanding digital revenues. We have seen notable success in subscriber growth at Dow Jones, which crossed the 3 million subscriber mark in June, with digital now accounting for more than 60% of The Wall Street Journal subscribers. Also, at The Australian, and The Times and The Sunday Times, digital subscribers are now more than half of the total subscriber base.

At Dow Jones, there was also a solid 7% increase in full-year revenues at the Professional Information Business, and a particularly robust performance in Risk and Compliance. Dow Jones is also working closely with the team at Storyful, whose unique understanding of social media around the world is crucial for companies seeking to avoid becoming reputation road kill.

The New York Post is gathering momentum in a tough tabloid market and is the standout performer in greater New York.  Meanwhile, in May, The Sun Online topped its primary competitor in the U.K. in the number of unique visitors.

Also in Great Britain, Wireless Group saw another strong set of audience figures – in part, because of the prowess of our U.K. print and digital platforms in aligning their marketing efforts, and the sharing of talent across our properties.

In Australia, our team adroitly addressed the cost base, strengthening the business. The results of that vigilance were reflected in a positive Segment EBITDA contribution for the year.

As for Book Publishing, our team at HarperCollins, through their divining of great authors and empathetic curating of manuscripts and clever marketing, ensured notably strong results in fiscal 2018, and saw particularly strong growth, over 50%, in audiobooks.

At our fastest growing segment, Digital Real Estate Services, segment revenues rose 22% and Segment EBITDA rose 24% for the year. Digital Real Estate Services accounted for 37% of our Total Segment EBITDA last year, up from only 24% at the time of our reincarnation.

At Move, home of realtor.com®, real estate revenues for fiscal 2018 grew 20%, with total revenues up a healthy 15% for the year. Realtor.com® continued to show audience gains and has nearly doubled its revenues since the acquisition by News Corp less than four years ago.

Last month, we completed our acquisition of Opcity.  Based in Austin, Texas, Opcity is a market-leading real estate tech platform that matches qualified home buyers and sellers with real estate professionals in real time.  With Opcity's U.S. client base of 40,000 agents, this deepens our engagement with realtors and homebuyers.

Meanwhile, in Australia, REA continued to be an industry leader in audience and innovation in fiscal 2018, expanding into adjacencies like the mortgage broking business, which has quickly gained traction with 350,000 self-completed financial profiles as of June 30th.

At the close of this fiscal year, five years since our rebirth as a company, we are proud to honor the traditions of News Corp and look forward with confidence to the future, with a company whose fabric has evolved but whose character endures.

Behind the impressive results of this past year are the people of News Corp, who serve our readers, audiences, advertisers and partners with verve each day.  All have contributed to our success and have laid firm foundations for robust returns for our investors.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.